Exhibit 99.1

Sunnova Adopts Tax Asset Preservation Plan Designed to
Protect the Availability of its Net Operating Losses

•Board acts to preserve long-term shareholder value by adopting a Section 382 rights plan intended to protect potentially valuable tax assets

HOUSTON – (BUSINESS WIRE) – March 28, 2025 – Sunnova Energy International Inc. (“Sunnova”) (NYSE: NOVA) announced today that its Board of Directors adopted a shareholder rights plan designed to protect long-term shareholder value by preserving the availability of Sunnova’s net operating loss carryforwards (“NOLs”) and other tax attributes under the Internal Revenue Code (“Tax Asset Preservation Plan”).

As of December 31, 2024, Sunnova had approximately $1.4 billion of U.S. federal NOLs that could be available to offset its future federal taxable income. Sunnova’s ability to use these NOLs would be substantially limited if its “5-percent shareholders” (determined under Section 382 of the Internal Revenue Code (“IRC”)) increased their ownership of the value of such company’s stock by more than 50 percentage points over a rolling three-year period, which the IRC classifies for purposes of NOL availability as an “ownership change.” The Tax Asset Preservation Plan is intended to reduce the likelihood of such an IRC Section 382 “ownership change” at Sunnova by deterring any person or group from acquiring beneficial ownership of 4.9% or more of Sunnova’s outstanding common stock. Sunnova believes that the adoption of the Tax Asset Preservation Plan is in the best interest of the company, given the potential value that the significant NOLs represent.

The Tax Asset Preservation Plan is similar to those adopted by numerous other public companies with significant NOLs. The Tax Asset Preservation Plan is not designed to prevent any action that the Board of Directors determines to be in the best interest of Sunnova, and will help to ensure that the Board of Directors remains in the best position to discharge its fiduciary duties.

Under the Tax Asset Preservation Plan, the rights will initially trade with Sunnova’s common stock and will generally become exercisable only if a person (or any persons acting as a group) acquires 4.9% or more of Sunnova’s outstanding common stock. If the rights become exercisable, all holders of rights (other than any triggering person) will be entitled to acquire shares of common stock at a 50% discount or Sunnova may exchange each right held by such holders for one share of common stock.

Under the Tax Asset Preservation Plan, any person which currently owns 4.9% or more of Sunnova’s common stock may continue to own its shares of common stock but may not acquire any additional shares without triggering the Tax Asset Preservation Plan. Sunnova’s Board of Directors has the discretion to exempt any person or group from the provisions of the Tax Asset Preservation Plan.

The Tax Asset Preservation Plan took effect on March 28, 2025 and is scheduled to continue in effect until March 27, 2028, unless terminated earlier in accordance with its terms.

Additional information about the Tax Asset Preservation Plan will be available on a Form 8-K to be filed by Sunnova with the U.S. Securities and Exchange Commission.

About

Sunnova Energy International Inc. (NYSE: NOVA) is an industry-leading adaptive energy services company focused on making clean energy more accessible, reliable, and affordable for homeowners and businesses. Through its adaptive energy platform, Sunnova provides a better energy service at a better price to deliver its mission of powering energy independenceTM. For more information, visit http://www.sunnova.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to Sunnova’s current expectations and projections with respect to, among other things, its financial condition, its NOLs and other tax attributes, results of operations, plans, objectives, future performance, and business. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Sunnova’s expectations, strategy, priorities, plans or intentions. Forward-looking statements include all statements that are not historical facts. The forward-looking statements contained in this release are also subject to risks and uncertainties, including those more fully described in Sunnova’s filings with the Securities and Exchange Commission, including Sunnova’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent quarterly reports on Form 10-Q. The forward-looking statements in this release are based on information available to Sunnova as of the date hereof, and Sunnova disclaims any obligation to update any forward-looking statements, except as required by law.

Sunnova media contact:
Russell Wilkerson
203-581-2114
Russell.wilkerson@sunnova.com

Sunnova investor contact:
877-770-5211
IR@sunnova.com